Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INTERNATIONAL BOND FUND

On January 4, 2017, Dreyfus International Bond Fund (the "Fund"), purchased 2,700 Credit Suisse Group AG 4.282% Senior Notes due January 9, 2028 (CUSIP No. 225401AC2) (the "Notes") at a purchase price of $100.00 per Note, with underwriter compensation of 0.450%. The Notes were purchased from Credit Suisse Securities (USA) LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

ANZ Securities, Inc.
BMO Capital Markets Corp.
BNY Mellon Capital Markets, LLC
Capital One Securities, Inc.
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Citizens Capital Markets, Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Danske Markets Inc
Deutsche Bank Securities, Inc.
Erste Group Bank AG
Fifth Third Securities, Inc.
Lebenthal & Co., LLC
MFR Securities, Inc.
Mischler Financial Group, Inc.
Morgan Stanley & Co. LLC
nabSecurities, LLC
RBC Capital Markets, LLC
RBC Securities Inc.
Samuel A. Ramirez & Company, Inc.
Scotia Capital (USA) Inc.
Société Générale
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on April 26-27, 2017. These materials include additional information about the terms of the transaction.

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INTERNATIONAL BOND FUND

On March 6 2017, Dreyfus International Bond Fund (the "Fund"), purchased 900 Great Plains Energy Inc 3.900% Senior Notes due April 1, 2027 (CUSIP No. 391164AJ9) (the "Notes") at a purchase price of $99.62 per Note, with underwriter compensation of 0.650%. The Notes were purchased from Goldman Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNP Paribas Securities, LLC
BNY Mellon Capital Markets, LLC
Goldman, Sacks & Co.
J.P. Morgan Securities LLC
KeyBanc Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
UMB Financial Services, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on April 26-27, 2017. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/12/17

1st Quarter 2017